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                                                                    EXHIBIT 4.2



                         SPECIALTY MORTGAGE TRUST, INC.

                         COLLATERALIZED INVESTMENT NOTES

                             INVESTMENT APPLICATION



INDICATE TERM OF YOUR INVESTMENT

        Enclosed is my check for the purchase of a Specialty Mortgage Trust, Inc. collateralized investment note(s). I have received the Specialty Mortgage Trust, Inc. prospectus and I am a bona-fide resident of the state listed below. Call or write Specialty Mortgage Trust, Inc. if you want another prospectus. Minimum investment is $25,000. Please invest my check in the amount of $_______________ as follows:


$____ 1 month     $____ 2 months    $____ 4 months   $____ 6 months
$____ 9 months    $____ 12 months


INTEREST PAYMENT OPTION

        Please check one of the following interest payment options:

        ____ Compound interest monthly and pay at maturity. If no interest option is checked, interest will be compounded monthly and paid at maturity.

        ____   Monthly (in arrears on the 20th day of each month)


INVESTOR INFORMATION


________________________________________________________________________________
Name of Account Owner (or First Joint Owner)

______________________________________________      ____________________________
Telephone Number (include area code)                Date of Birth


________________________________________________________________________________
Street Address

__________________________    _________                 ________________________
City                            State                         Zip Code

________________________________________________________________________________
Name of Joint Owner (if applicable)

________________________________________________________________________________
Name of Beneficiary

________________________________________________________________________________
Minor's name
Under the Nevada Uniform Transfer to Minors Act


INVESTOR EXPERIENCE

         What types of investments have you made in the past? (Check all that apply)

_____ Mutual Funds _____ Stocks & Bonds _____ Annuities
_____ Certificates of Deposit ______ Real Estate Trust Deeds



SIGNATURES

X___________________________________        _________         X_________________________________     _________
SIGNATURE OF ACCOUNT OWNER--                  DATE             JOINT SIGNATURE (IF APPLICABLE)--     DATE
ACCOUNT AUTHORIZATION                                          ACCOUNT AUTHORIZATION


MINIMUM INVESTMENT IS $25,000. MAKE YOUR CHECKS PAYABLE TO SPECIALTY MORTGAGE TRUST, INC.


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PLEASE ANSWER THE FOLLOWING QUESTIONS:

How did you hear about Specialty Mortgage Trust, Inc.?

________________________________________________________________________________
________________________________________________________________________________


Would you like a brochure sent to a friend or family member who may be interested in investing with Specialty Mortgage Trust, Inc.? If so, please complete their name and address below.

________________________________________________________________________________


IF YOU HAVE NOT PREVIOUSLY INVESTED WITH SPECIALTY MORTGAGE TRUST, INC. PLEASE COMPLETE THE TAX INFORMATION BELOW.


TAXPAYER IDENTIFICATION NUMBER (TIN) AND CERTIFICATION

         Enter your TIN on the appropriate line below. For individuals, this is your social security number (SSN). For joint accounts, the SSN of the account owner (the first individual on the account) should be provided. For all other types of accounts, see the chart below for guidelines on whose number to enter.

Social Security Number (SSN)___________________________________________  ; or

Employer Identification Number (EIN)___________________________________


PLEASE PRINT THE NAME OF THE PERSON/ENTITY WHOSE SSN OR EIN IS FURNISHED ABOVE:_________________________________________________________________


Under penalty of perjury, I certify that: 1. The number shown on this form is the correct applicable Taxpayer Identification Number (Social Security Number), and 2. I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding. Only cross out subpart 2 if you are subject to withholding.

The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.

X___________________________________________________               ____________
SIGNATURE OF ACCOUNT OWNER -- TIN CERTIFICATION                    DATE


INSTRUCTIONS FOR TAXPAYER IDENTIFICATION NUMBER (TIN) AND CERTIFICATION

PURPOSE OF TIN AND CERTIFICATION. A company that is required to file an information return with the IRS must get your correct TIN to report interest income paid to you. GIVING YOUR CORRECT TIN AND MAKING THE APPROPRIATE CERTIFICATION WILL PREVENT INTEREST PAYMENTS FROM BEING SUBJECT TO BACKUP WITHHOLDING. WHAT IS BACKUP WITHHOLDING? Companies making certain payments to you must withhold and pay to the IRS 31% of such payments under certain conditions. This is called "backup withholding." Payments that could be subject to backup withholding include interest payments. If you provide the correct TIN, make the proper certifications, and report all your taxable interest, your payments will not be subject to backup withholding.


WHAT TIN TO GIVE THE REQUESTER?


  FOR THIS TYPE OF ACCOUNT                                    GIVE THE SOCIAL SECURITY NUMBER OF:
         1.  Individual.......................................The individual
         2.  Joint Account....................................The account owner (i.e., the first individual on the account)
         3.  Custodian Account of a Minor.....................The minor
             (Uniform Transfer to Minors Act)
         4.  In trust for account.............................The grantor and actual owner of the funds
         5.  Sole Proprietorship..............................The owner (note: employer identification number may be used instead)

         FOR THIS TYPE OF ACCOUNT                             GIVE EMPLOYER IDENTIFICATION NUMBER OF:
         6.  A valid trust, estate or pension trust...........The legal entity
         7.  Corporate........................................The corporation
         8.  Unincorporated Association.......................The association
         9.  Partnership......................................The partnership